UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2005

B2DIGITAL, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9171 Wilshire Blvd., Suite B, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 281-2571

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2005, B2Digital, Inc. entered into a Purchase Agreement with EuroSwiss Private Equities, Ltd., a privately-held Caribbean company, whereby B2Digital agreed to purchase certain online casinos from EuroSwiss, including marketing rights and back office support (the “Assets”). In exchange for the Assets, the company agreed to pay EuroSwiss $300,000.00 and 1,000,000 shares of the company’s Series A Convertible Preferred Stock, payable over three months.

On May 4, 2005, the parties agreed to mutually terminate the agreement prior to closing. No consideration was given to EuroSwiss by the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2005

Registrant: B2Digital, Incorporated

By: /s/ Robert C. Russell
Name: Robert C. Russell
Title: Chief Executive Officer